Exhibit 99

NEWS	National Fuel
[graphic omitted]	PO BOX 2081 / 1100 STATE STREET / ERIE, PA 16512

RELEASE DATE: September 15, 2004

FOR ADDITIONAL INFORMATION PLEASE CALL Nancy J. Taylor
814-871-8699 Office 814-451-4058 Pager (Key in number after tone)

National Fuel Requests Service Cost Increase
For Pennsylvania

        National Fuel Gas Distribution Corporation’s Pennsylvania Division today filed a request with the Pennsylvania Public Utility Commission (PUC) to increase annual operating revenues by $22,780,000 to cover increases in the cost of providing service, to be effective November 14, 2004. If approved as filed, the average bill for a typical residential customer using 96 hundred cubic feet of gas per month would increase $8.83, from $117.82 to $126.65 per month or by 7.5%.*

        Several factors are driving this request. They include increases in the costs associated with the Company’s ongoing construction program as well as increases in difficult-to-control costs such as uncollectible accounts and personnel expenses.

        “This is only the second time in nine years that National Fuel’s Pennsylvania Division has requested an increase in the rates associated with the cost of service,” said Nancy Taylor, Senior Manager of Corporate Communications in Erie, Pennsylvania. “During the course of those nine years, we have done everything we can to manage our costs effectively.” Those cost-containment efforts include a significant reduction in manpower and a consolidation of facilities, both achieved without compromising safety and reliability. Debt has also been refinanced to achieve the lowest rates available.

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NATIONAL FUEL REQUESTS SERVICE COST INCREASE FOR PENNSYLVANIA

SEPTEMBER 15, 2004

        “In January of this year, we were granted a 1.3% increase in the rates associated with providing service. But costs have continued to rise, making it necessary at this time to request an increase in the rates charged to our Pennsylvania customers.” The PUC will examine the requested rate increase and may grant all, some or none of the request.*

        Customers can call National Fuel at 1-800-365-3234 to obtain additional information about the proposed rate increase.

        National Fuel serves approximately 214,000 customers in 14 counties in northwestern Pennsylvania.

*Certain statements contained herein, including those which are designated with an asterisk (“*”) and those which use words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions, including economic disruptions caused by terrorist activities or acts of war; changes in demographic patterns and weather conditions, including the occurrence of severe weather; changes in the availability and/or price of natural gas, oil and coal; significant changes in competitive factors affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those affecting acquisitions, financings, allowed rates of return, industry and rate structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; changes in the availability and/or price of derivative financial instruments; changes in laws and regulations to which the Company is subject, including tax, environmental, safety and employment laws and regulations; or the cost and effects of legal and administrative claims against the Company. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.